Exhibit F

                                 Troutman Sanders LLP
                          600 Peachtree Street - Suite 5200
                                  Atlanta, GA  30308
                                     404-885-3000


                                  November 21, 1995



          Securities and Exchange Commission
          Washington, D.C. 20549


               Re: The Southern Development and Investment Group, Inc. - Form U-1 Application or Declaration (File No. 70-8715)


          Ladies and Gentlemen:

               We are familiar with the statement on Form U-1 referred to above, as amended, and are furnishing this opinion with respect to the transaction described therein, pursuant to which The Southern Development and Investment Group, Inc. ("Development"), a wholly-owned nonutility subsidiary of The Southern Company ("Southern"), a registered holding company, proposes to purchase 250,000 shares of the common stock (the "Shares") of ITC Holding Co., Inc., a Delaware corporation ("ITC").

               We are of the opinion that Development is a validly organized and duly existing corporation under the laws of the state in which it is organized, and that, upon the issuance of your order herein, and in the event that the proposed transaction is consummated in accordance with such statement on Form U-1 and your order:

                    (a) all state laws applicable to the proposed transaction will have been complied with;

                    (b) assuming that the Shares are legally issued in compliance with all applicable requirements of law and the governing instruments of ITC, then Development will be entitled to all of the rights and privileges of a common stockholder of ITC;

                    (c) the consummation of the transaction described above will not violate the legal rights of the holders of any securities issued by Development or any associate company thereof.
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          Securities and Exchange Commission
          November 21, 1995
          Page 2




               We hereby consent to the use of this opinion in connection with the filing of such statement on Form U-1.



                                        Very truly yours,

                                        /s/Troutman Sanders LLP

                                        Troutman Sanders LLP
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